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                                                                    EXHIBIT 99.1

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Second Amended and Restated Employment Agreement (this "Agreement") is made and entered into as of the 31st day of December 1999, by and between PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), with its principal place of business located at 3120 Lake Center Drive, Santa Ana, California 92704 and Alan R. Hoops ("Executive"), residing at 1 Celestial, Irvine, California 92715.

                                    RECITALS

         WHEREAS, the Company desires to employ Executive in the capacity of President and Chief Executive Officer.

         WHEREAS, the Company and Executive are entering into this Agreement to establish the terms and conditions of the desired employment relationship.

         NOW, THEREFORE, in consideration of the following covenants, conditions and promises contained herein, and other good and valuable consideration, the Company and Executive hereby agree as follows:

1.       EMPLOYMENT

         1.1 Executive's General Duties. The Company hereby employs Executive and Executive hereby agrees to serve the Company in the capacity of President and Chief Executive Officer of the Company having such usual and customary duties and authority as an officer of similar capacity in a corporation of comparable size, holdings, and business as that of the Company with the establishment of an Executive Committee and a separate active chairman.

         Executive shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Company and shall preside over such other areas of corporate activity as specified from time to time by the Board of Directors, Executive Committee or Chairman of the Board of the Company. During the term of this Agreement, Executive shall perform such additional or different duties, and accept the election or appointment to such other offices or positions, as are mutually agreed upon by Executive and the Company.

         1.2 Devotion of Executive. During the term of this Agreement, Executive shall devote his entire productive time, ability, and attention to the business of the Company. Executive shall use his best efforts, skills, and abilities to promote the general welfare and interests of the Company and to preserve, maintain, and foster the Company's business and business relationships with all persons and entities associated therewith, including, without limitation, employer groups, medical service providers, shareholders, affiliates, officers, employees, and banks and other financial institutions. The Company shall give Executive a reasonable opportunity to perform his duties and shall neither expect Executive to devote more time, nor assign more duties or functions to Executive, than are customary and reasonable for an executive in Executive's position.

2.       TERM AND TERMINATION

         2.1 Term. The term of Executive's employment under this Agreement shall continue unless terminated as provided Section 2.2.

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         2.2 Termination. This Agreement shall be terminated upon the occurrence of any one of the following events:

                  a. The death of the Executive.

                  b. Executive becomes incapacitated or disabled, which incapacity or disability prevents Executive from fully performing his duties to the Company for a period in excess of 90 days and, after such 90-day period, the Company and a physician, duly licensed and qualified in the specialty of Executive's incapacity, decide in their reasonable judgments, that such incapacity will be of such continued duration as to prevent Executive from resuming the rendition of services to the Company for at least an additional six-month period. For purposes of this Agreement, Executive shall be deemed permanently disabled, and this Agreement terminated upon the date Executive receives written notice from the Company that such determination has been made.

                  c. Executive habitually neglects his duties to the Company or engages in gross misconduct during the term of this Agreement. For the purposes of this Agreement, "gross misconduct" shall mean Executive's conviction of any criminal offense, misappropriation of funds, securities fraud, insider trading, unauthorized possession of corporate property or the sale, distribution, possession or use of a controlled substance (whether or not such felony or criminal offense is committed in connection with Executive's duties hereunder or in the course of his employment with the Company). In such event, Executive's termination shall be effective immediately upon receipt of written notice from the Company.

                  d. Either party hereto may terminate this Agreement, with or without cause, upon 90 days prior written notice to the other party. Except for the circumstances described in Section 2.2(c) above, Executive's termination shall be effective 90 days after receipt of such written notice. Notwithstanding anything to the contrary in this Agreement, receipt of the written notice provided in this Section 2.2(d) shall deemed to have occurred two days from the date of the notice.

                  e. Upon the earlier of (i) a Change of Control (as defined herein) or (ii) March 31, 2001, Executive shall retire from his duties as President and CEO. If a Change of Control has not occurred, or until a Change of Control does occur, if at all, Executive shall assume a consulting role with the Company. As a consultant, Executive will perform reasonable consulting and, if appropriate, successor training services to a successor President and CEO to the extent of, and in no event for more than, a three-year period. These services will be provided at mutually agreeable times, places and frequency, but in no event more than 75 hours per fiscal quarter.

         2.3 Effect of Termination. No termination of this Agreement shall affect or impair any rights or obligations of the parties respecting certain compensation accruing prior thereto or continuing thereafter in accordance with the terms set forth in Sections 4 and 5.

3.       COMPENSATION DURING THE TERM OF THIS AGREEMENT

         3.1 Base Salary. As long as Executive satisfactorily performs all of his obligations hereunder, the Company shall pay Executive an annual base salary, as determined by the compensation committee of the board of directors, payable in equal installments on the Company's regular payroll dates, which as of the date hereof is $920,000. On an annual basis, the Company's compensation committee shall review Executive's salary, but shall be under no obligation to increase Executive's salary. Executive authorizes the Company to take such deductions and withholdings from his salary as are required by law, directed by Executive, or as

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reasonably directed by the Company for its employees, which deductions shall include, without limitation, withholding for federal and state income taxes and social security.

         3.2 Benefits. Executive shall be entitled to fully participate in all of the employee benefit plans and programs available to other high-level executives of the Company, including, without limitation, health, dental, and life insurance benefits for Executive and Executive's dependents, pension and profit sharing programs, and vacation and sick leave benefits. However, the terms of this Agreement shall not restrict the Company's right to change, amend, modify, or terminate any existing benefit plan or program, or to change any insurance company or modify any insurance policy adopted incident to such existing benefit plan and program.

         3.3 Automobile Allowance. The Company shall provide Executive with a $850.00 per month automobile allowance. The Company shall furnish Executive with a cellular car telephone. Executive shall provide and maintain automobile insurance for Executive's car including collision, comprehensive liability, personal and property damage, and uninsured and underinsured motorist coverage in amounts customarily obtained to cover such contingencies in California. Executive shall provide proof of such coverage to the Company upon the Company's request.

         3.4 Reimbursement of Expenses. The Company shall pay for or reimburse Executive for all other reasonable travel, entertainment, and other business expenses incurred or paid for by Executive in connection with the performance of his services under this Agreement. The Company shall not be obligated to make any such reimbursement unless Executive presents corresponding expense statements or vouchers and such other supporting information as the Company may from time to time reasonably request. The Company reserves the right to place subsequent limitations or restrictions on business expenses to be incurred or reimbursed.

         3.5 Annual Incentive Plan. Executive shall be entitled to participate fully in the Company's 1996 Management Incentive Compensation Plan (the "MICP"), as amended, and as may be further amended, modified, or replaced, from time to time, in accordance with the terms and conditions set forth herein and therein.

         3.6. Stock Option Plans. Executive shall be entitled to participate in the 1996 Stock Option Plan for Officers and Key Employees of PacifiCare Health Systems, Inc. (the "1996 Stock Option Plan"), as amended, and as may be further amended modified or replaced, from time to time, in accordance with the terms and conditions set forth herein and therein.

         3.7 Insurance. During the term of this Agreement, the Company shall insure Executive under its general liability insurance for all conduct committed in good faith while acting in the capacity as President and Chief Executive Officer of the Company or in any other capacity to which Executive may be appointed or elected.

         3.8 Savings and Profit-Sharing Plan. As part of the compensation for services rendered under this Agreement, Executive shall be entitled to participate in the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, and the trust agreement implemented pursuant thereto, adopted as of June 1, 1999, as amended and as may be further amended modified, or replaced, from time to time in accordance with the terms and conditions set forth therein.

         3.9 Statutory Restoration Plan. Executive shall be entitled to the benefits provided under the Company's Statutory Restoration Plan, as amended, and as may be further amended, modified or replaced, from time to time, in accordance with the terms set forth herein and therein.

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4.       COMPENSATION FOLLOWING TERMINATION

         4.1 Death. In the event that this Agreement is terminated by reason of Executive's death, Executive's estate or legal representative shall be entitled to receive the following:

                  a. Payment of benefits under the life insurance policy purchased by the Company on Executive's behalf, if any;

                  b. Payments of benefits under the MICP set forth in Section
         3.5 which will deemed to have accrued as of the date of Executive's death; and

                  c. Executive's legal representative shall be permitted to exercise any vested and unexercised options under the 1996 Stock Option Plan and any other existing stock option plans of the Company (collectively, the "Stock Option Plans") in accordance with their terms for a period of one year following Executive's death.

         4.2 Disability. In the event that Executive is terminated because of incapacity or disability, the Company shall provide Executive with the following:

                  a. Payment of benefits under the disability insurance policy maintained by the Company on Executive's behalf, if any;

                  b. Payment of benefits under the MICP set forth in Section 3.5 which will be deemed to have accrued as of the effective date of such termination;

                  c. The right to exercise any vested and unexercised options under the Stock Option Plans in accordance with the terms stated therein; and

                  d. Payment of the automobile allowance as provided under
         Section 3.1(c) for a period of 36 months following the effective date of such termination.

         4.3 Neglect, Misconduct or Voluntary Termination. In the event this Agreement is terminated because of Executive's habitual neglect or gross misconduct pursuant to Section 2.2(c) or because of Executive's voluntary termination, the Company shall be relieved from any and all further or future obligations to compensate Executive; provided, however, that Executive shall be able to exercise any vested and unexercised awards under the Stock Option Plans in accordance with the terms set forth therein.

         4.4 Involuntary Termination. In the event that the Company terminates Executive, for any reason other than Executive's incapacity or disability or misconduct as described in Sections 4.2 and 4.3, respectively, Executive shall be entitled to the following severance compensation:

                  a. An amount equal to 36 months of Executive's then current annual salary under Section 3.1;

                  b. An amount equal to three times Executive's average MICP bonus;

                  c. The right to exercise any vested and unexercised options under the Stock Option Plans in accordance with their terms within one year of the effective date of such termination;

                  d. Continuation of Executive's medical, dental and vision benefits for a period of 36 months;

                  e. An amount equal to 36 months of Executive' s automobile allowance; and

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                  f. The Company shall provide outplacement services to
         Executive to assist Executive in securing a position comparable to the one from which he was terminated. The Company shall be obligated to provide those outplacement services which are customarily provided by companies of similar size and holdings as those of the Company to executives with comparable responsibility and longevity as Executive and for reasonable cost as approved by the Company. The Company's provision of such outplacement services shall not limit, restrict, or reduce, in any manner, any and all other compensation to which Executive is entitled hereunder.

                  g. Executive shall receive, or have paid, the amounts of severance compensation provided in clauses (a), (b), (d) and (e) above in equal installments over a period of 36 months. Payments will be made in biweekly installments on the Company's regular paydays.

                  h. Notwithstanding the foregoing, in the event Executive engages in employment, whether as an employee, consultant or contractor with a competitor of the Company, the severance compensation available to Executive under this Section 4.4 shall be reduced by the amount of any and all gross earnings Executive earns while engaged in employment with any such competitor or competitors. For the purposes of this
         Section 4.4, a "competitor of the Company" shall include, without limitation, managed care organizations, including a health maintenance organization, competitive medical plan, preferred provider organization, provider sponsored organization ("PSO"), or health or life insurance company which owns a managed care organization, plan or program. Executive agrees to provide immediate notice to Company upon receipt of any gross earnings received by Executive from a competitor of Company.

                  i. If Executive is rehired by Company, payments of severance compensation provided for in this Section 4.4 shall cease.

                  j. If Executive dies while receiving the salary continuation benefit as provided in this Section 4.4, Executive's estate will receive a lump sum payment of the remaining salary continuation benefit.

                  k. If Executive becomes a consultant under the terms of
         Section 2.2(e), Executive shall be entitled to the severance compensation provided in this Section 4.4.

         4.5 No Limitation of Benefits. Notwithstanding anything which may be expressed in, or inferred from the provisions expressed in, or inferred from the provisions of this Section 4, this Agreement should not be construed to limit, restrict, or deny Executive any benefits to which he otherwise may be entitled to under the MICP, the Stock Option Plans, the Company's pension plan or otherwise which arise from circumstances not addressed in this Agreement.

5. COMPENSATION FOLLOWING TERMINATION OF EMPLOYMENT AS A RESULT OF A CHANGE OF CONTROL

         5.1 Termination of Employment

                  a. Executive's Rights. In the event that, during the term of this Agreement, the Company undergoes a Change of Control, (as that term is defined below), Executive shall retire and be entitled to the following compensation:


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                           1. A lump sum payment consisting of: (i) an amount
                  equal to three times Executive's then annual salary; (ii) an amount equal to three times Executive's average MICP bonus award for the last two years; (iii) a prorated target bonus based on target for the year in which the Change-of-Control occurs; (iv) an amount equal to 36 months of COBRA benefits; and (v) an amount equal to 36 months of Executive's automobile allowance.

                           2. The right to exercise any and all unexercised
                  stock options granted under the Stock Option Plans in accordance with their terms, as if all such unexercised stock options were fully vested, within one year of the effective date of such termination;

                           3. A payment to executive to compensate for any
                  excise penalty or other associated taxes resulting from severance payments exceeding the cap imposed by Internal Revenue Code Section 280(G).

                           4. The Company shall provide to Executive the
                  outplacement services described in Section 4.4(f).

                  b. Premium Priced Options Cash Consideration. Upon a Change of Control, for the options (the "Premium Priced Options") granted under the Amended 1997 Premium Priced Stock Option Plan, Executive will receive if the "Adjusted Change of Control Consideration" (as defined below) is equal to, or in excess of the exercise price of any of the Premium Priced Options, an amount in cash equal to the excess of the Adjusted Change of Control Consideration, over the exercise price of each Premium Priced Option, adjusted to reflect any excise taxation incurred by Executive resulting from such payment. No additional compensation will be paid to Executive if the per share consideration for a Change of Control transaction is equal to or greater than $115.00. As used in this Section 5.1(b), the term "Adjusted Change of Control Consideration" means and refers to the per share consideration to be received by each holder of the Company's Common Stock upon consummation of a transaction effecting a Change of Control times one hundred and ten percent (110%)."

                  c. Change of Control. As used in this Section 5, the term "Change of Control" means and refers to:

                           1. any merger, consolidation, or sale of the Company
                  such that any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 20 percent or more of the voting common stock of the Company;

                           2. any transaction in which the Company sells
                  substantially all of its material assets;

                           3. a dissolution or liquidation of the Company;

                           4. the Company becomes a non-publicly held company;
                              or

                           5. any change in the composition of the Company's
                  Board of Directors during an 18-month period such that the individuals who at the beginning of such 18-month period were directors of the Company shall cease for any reason (other than death, disability or retirement) to constitute a majority of the Board of Directors of the Company.



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6.       RELEASE OF CLAIMS

         On the date hereof, Executive hereby releases and discharges the Company and the Company's parents, shareholders, directors, officers, agents, employees and representatives and subsidiaries (collectively, the "Company Group") from any and all claims, that Executive may now have against the Company or any other member of the Company which have arisen from or are related to Executive's employment with the Company.

7.       NOTICES

         All notices or other communications required or permitted to be made hereunder shall be given in writing and sent by either personal delivery, overnight delivery, or United States registered or certified mail, return receipt requested, all of which shall be properly addressed with postal or delivery charges prepaid, to the parties at their respective addresses set forth below, or to such other addresses as either party may designate to the other in accordance with this Section 7:

         If to the Company:       PacifiCare Health Systems, Inc.
                                  Attn:  Chairman
                                  3120 Lake Center Drive
                                  Santa Ana, California 92704

         If to Executive:         Alan R. Hoops
                                  1 Celestial
                                  Irvine, California 92715.

All notices sent by personal delivery shall be deemed given when actually received. All notices sent by overnight delivery shall be deemed received on the next business day. All other notices sent via United States mail shall be deemed received no later than two business days after mailing. Any notice given by any method not expressly authorized herein, shall nevertheless be effective if actually received, and shall be deemed given upon actual receipt.

8.       GENERAL PROVISIONS

         8.1 Assignability. This Agreement shall inure to the benefit of, and shall be binding upon the heirs, executors, administrators, successors, and legal representatives of Executive and shall inure to the benefit of, and be binding upon the Company and its successors and assigns. Executive shall not assign, delegate, subdelegate, transfer, pledge, encumber, hypothecate, or otherwise dispose of this Agreement, or any rights, obligations, or duties hereunder, and any such attempted delegation or disposition shall be null and void and without any force or effect; provided, however, that nothing contained herein shall prevent Executive from designating beneficiaries for insurance, death or retirement benefits.

         8.2 Entire Agreement. This Agreement is a fully integrated document and contains any and all promises, covenants, and agreements between the parties hereto with respect to Executive's employment. This Agreement supersedes any and all other, prior or contemporaneous, discussions, negotiations, representations, warranties, covenants, conditions, and agreements, whether written or oral, between the parties hereto. Except as expressed herein,


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the parties have not exchanged any other representations, warranties, inducements, promises, or agreements respecting Executive's employment with the Company.

         8.3 Severability. In the event any one or more of the provisions of this Agreement shall be rendered by a court of competent jurisdiction to be invalid, illegal, or unenforceable, in any respect, such invalidity, illegality, or unenforceability shall not affect or impair the remainder of this Agreement which shall remain in full force and effect and enforced accordingly, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement.

         8.4 Amendment. This Agreement shall not be changed, amended, or modified, nor shall any performance or condition hereunder be waived, in whole or in part, except by written instrument signed by the party against whom enforcement or waiver is sought. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition of this Agreement.

         8.5 Governing Law. This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of California.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Company:                                PACIFICARE HEALTH SYSTEMS, INC.,
                                               a Delaware corporation

                                                  /s/  DAVID A. REED
                                                --------------------------------
                                                By:    David A. Reed
                                                Title: Chairman of the Board

                                                 /s/ ALAN R. HOOPS
Executive:                                      --------------------------------
                                                NAME Alan R. Hoops

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